Exhibit 99.1

RESTORATION HARDWARE ANNOUNCES EXPANDED $600 MILLION SENIOR

SECURED REVOLVING CREDIT FACILITY

Corte Madera, CA – December 1, 2014 – Restoration Hardware Holdings, Inc. (NYSE:RH) today announced the amendment and expansion of the Company’s existing senior secured revolving credit facility to $600 million with a maturity in November 2019. This facility replaces the Company’s $417.5 million revolving credit facility that was scheduled to mature in August 2016. The Company’s revolving credit facility is currently undrawn.

Under the amended $600 million facility, the interest rate spread over the LIBOR base rate was reduced by 50 basis points to a range of 1.25% to 1.75%, based on availability under the facility. The amended facility also includes an accordion feature to increase the facility size up to $800 million.

Further details regarding the amended facility are available in the Current Report on Form 8-K which the Company filed with the SEC today.

Contact

Cammeron McLaughlin

VP, Investor Relations

(415) 945-4998

cmclaughlin@rh.com